UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A
                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 13, 2004 (July 16, 2004)


                         The Children's Internet, Inc.
             (Exact name of registrant as specified in its chapter)


           Nevada                     000-29611                20-1290331
(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation              File Number)          Identification No.)

         5000 Hopyard Rd., Suite 320
         Pleasanton, California 94588                       94588
   (Address of principal executive offices)               (Zip Code)




       Registrant's telephone number, including area code (925) 737-0144


                                      N/A
         (Former name or former address, if changed since last report)

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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On July 30, 2004, The Children's Internet, Inc. (the "Company") filed a Current Report on Form 8-K (the "Report') disclosing changes in the Company's certifying accountant and disclosing that the Company intended to file by amendment a letter addressed to the Securities and Exchange Commission stating whether Stonefield Josephson, Inc. ("Stonefield") agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.

Although the Company has furnished Stonefield with a copy of the Report, Stonefield has failed to make any written response confirming agreement or disagreement with the Report. After repeated requests to Stonefield to respond to the statements made in the Report over a two week period, Dean Skupen, the Stonefield partner formerly in charge of our account, sent email correspondence to our legal counsel stating that Stonefield would complete a response only if the Company contacted him regarding a payment plan. However, the Company believes the statements made in the Report to be true and accurate and is not aware of any unresolved dispute regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Further, the disengagement of Stonefield was initiated by the Company for reasons not connected to any such matters.

Therefore the Company believes that the failure of Stonefield to furnish the response letter required by Item 601 of Regulation S-B was solely for the purpose of forcing payment by the Company to Stonefield of previously disputed charges, rather then due to any disagreement with the statements in the Report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 13, 2004                  THE CHILDREN'S INTERNET, INC.

                                        /s/ Sholeh Hamedani
                                        --------------------------------------
                                        By:  Sholeh Hamedani
                                        Its: President, Chief Executive Officer,
                                             and Chief Financial Officer